                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                            Current Report Pursuant
                         To Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


      Date of Report (date of earliest event reported): December 19, 1997

                        IMPERIAL CREDIT INDUSTRIES, INC.

             (Exact Name of Registrant as Specified in its Charter)


                                   California
                 (State or Other Jurisdiction of Incorporation)


       0-19861                                   95-4054791
(Commission File Number)            (I.R.S. Employer Identification No.)


               23550 Hawthorne Boulevard, Building One, Suite 110
                          Torrance, California  90505
          (Address of Principal Executive Offices, Including Zip Code)


                                 (310) 373-1704
              (Registrant's Telephone Number, Including Area Code)
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Item 5.   Other Events
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     Termination Agreement

     Effective December 19, 1997, Registrant, Imperial Credit Advisors, Inc., a California corporation ("ICAI") and a wholly owned subsidiary of Registrant, Imperial Credit Mortgage Holdings, Inc., a Maryland corporation ("IMH"), ICI Funding Corporation, a California corporation ("ICIFC") and an affiliate of IMH, and Joseph R. Tomkinson, William S. Ashmore and Richard J. Johnson, entered into a termination agreement (the "Termination Agreement"), pursuant to which ICAI discontinued providing management services to IMH under a management agreement, in return for a $44.0 million termination payment consisting of $35.0 million or 2,009,310 shares of IMH common stock and other assets comprising the balance. ICAI, IMH and ICIFC also entered into a one-year services agreement for ICAI to provide certain human resource and support functions and ICAI and IMH entered into a registration rights agreement for the shares of IMH stock issued to ICAI (the "IMH Registration Rights Agreement").

     IMH Registration Rights Agreement

     Pursuant to the IMH Registration Rights Agreement, IMH agreed to file one or more registration statements under the Securities Act of 1933, as amended, in the future for shares of IMH held by ICAI pursuant to the Termination Agreement, subject to certain conditions set forth therein. Pursuant to the IMH Registration Rights Agreement, IMH will use its reasonable efforts to cause such registration statements to be kept continuously effective for the public sale from time to time of the shares of IMH held by ICAI pursuant to the Termination Agreement.
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                                   SIGNATURES

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                    IMPERIAL CREDIT INDUSTRIES, INC.



Date: January 12, 1998
                                    By: /s/ H. Wayne Snavely
                                       ______________________________________
                                    Name: H. Wayne Snavely
                                    Title: President, Chief Executive Officer
                                      and Chairman